                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

         We consent to the incorporation by reference of our report dated October 8, 2004 with respect to the consolidated financial statements and schedule of Net2Phone, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 2004, in each of following:

         Registration Statement No. 333-101734 on Form S-8;
         Registration Statement No. 333-83670 on Form S-8
         Registration Statement No. 333-51248 on Form S-8;
         Registration Statement No. 333-74354 on Form S-8;
         Registration Statement No. 333-85945 on Form S-8;
         Registration Statement No. 333-56844 (Amendment #1) on Form S-3/A; Registration Statement No. 333-78713 (Amendment #1) on Form S-3/A; Registration Statement No. 333-110118 (Amendment #2) on Form S-3/A; and Registration Statement No. 333-111403 on Form S-8.





New York, New York
October 8, 2004